THIRD AMENDMENT TO AGREEMENT TO ISSUE WARRANTS


     THIS THIRD AMENDMENT TO AGREEMENT TO ISSUE WARRANTS (this "Amendment") is entered into as of November 14, 1997, by and among LARSON DAVIS INCORPORATED, a Nevada corporation (the "Company"), and LAURA HUBERFELD ("Huberfeld") and NAOMI BODNER ("Bodner"), based on the following premises.

                                    Premises

     A. The parties entered into an Agreement to Issue Warrants dated January 9, 1997, as amended April 16, 1997, and June 5, 1997 (the "Agreement"), pursuant to which the Company agreed, subject to certain conditions, to issue warrants to purchase shares of stock of the Company.

     B. The parties wish to amend the terms of the Agreement as set forth in this Amendment and to confirm all the others terms and provisions of the Agreement.

                                   Agreement

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements herein set forth and the mutual benefit to the parties to be derived therefrom, it is hereby agreed as follows:

     1. Exercise of Outstanding Warrants. Paragraph 1.2 of the Agreement is modified to read in its entirety as follows:

          1.2 Exercise of Outstanding Warrants. Huberfeld and Bodner each delivered to the Company $712,002 (an aggregate of $1,424,004) on or before January 31, 1997, as payment of the exercise price of a portion of the Outstanding Warrants (the "Earlier Exercise"). Huberfeld and Bodner further agree to deliver an additional $879,100.40 each (an aggregate of $1,758,200.80) to the Company in ten equal payments commencing November 15, 1997, and continuing on the day that is five weeks subsequent to the preceding payment until the full amount is paid. On receipt of each payment, the Company shall issue a certificate representing the stock then being acquired, calculated at an exercise price of $5.30 per share, and a replacement warrant covering the same number of shares and having the terms set forth in paragraph 1.4 of this Agreement. On receipt of the first payment, the Company agrees to deliver certificates representing all shares previously held in reserve by the Company in connection with the Earlier Exercise to Huberfeld and Bodner and replacement warrants having the terms set forth in paragraph 1.4 for the number of shares acquired in connection with the Earlier Exercise.

     2. Failure to Make Payments. Paragraph 1.3 of the Agreement is hereby amended to read in its entirety as follows:

          1.3 Failure to Make Payments. In the event that either Huberfeld or Bodner fails to make one or more payments when due, that portion of the Outstanding Warrants held by them that was then due to be exercised shallthereafter have an exercise price of $6.25 per share and the holder shall not be entitled to a replacement warrant, if and when exercised.

     3. Issuance of Additional Warrants. Paragraph 1.4 of the Agreement is modified to read in its entirety as follows:

          1.4 Issuance of Additional Warrants. On timely exercise of the Outstanding Warrants on each of the dates specified in this Agreement, the Company agrees to issue new warrants to Huberfeld and Bodner to acquire the same number of shares of Common Stock then acquired, such new warrants to have an exercise price of $8.75 per share of Common Stock (the "$8.75 Warrants"). The $8.75 Warrants shall be exercisable at any time after August 1, 1997, and prior to the close of business on April 16, 2003. The $8.75 Warrants shall be in the form attached hereto as Exhibit "A" and incorporated herein by this reference.

All subsequent references in the Agreement to the "$10.75 Warrants" shall be deemed to be references to the "8.75 Warrants."

     4. Ratification of the Agreement. Except as specifically provided in paragraphs 1 through 3 of this Amendment, the parties hereby specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                    The Company:

                                          Larson Davis Incorporated


                                          By
                                            Andrew Bebbington, President

                                    Huberfeld:



                                          Laura Huberfeld
                                          Address: 152 West 57th Street
                                                   New York, New York  10019

                                    Bodner:


                                          Naomi Bodner
                                          Address: 152 West 57th Street
                                                   New York, New York  10019